Exhibit 11.1
              Statement Regarding Computation of Per Share Earnings
                    (In thousands, except per share amounts)

                                                                      Quarter Ended     Nine Months Ended
                                                                       September 30,      September 30,
                                                                    ----------------  -------------------
                                                                      1996     1995      1996      1995
                                                                    -------  -------  ----------  -------
Net income                                                          $34,047  $30,204    $98,554   $88,059

Core net income (excluding branch sale)                                 N/A      N/A     93,459       N/A


Weighted average number of common stock and common
stock equivalents outstanding during each period - primary           43,138   47,428     44,454    47,241

Weighted average number of common stock and common
stock equivalents outstanding during each period - fully
diluted                                                              43,397   47,614     45,006    47,628


    Net earnings per share - primary                                $  0.79  $  0.64    $  2.22   $  1.86
                                                                    =======  =======    =======   =======

    Net earnings per share (excluding branch sale) - primary            N/A      N/A    $  2.10       N/A
                                                                    =======  =======    =======   =======


    Net earnings per share - fully diluted                          $  0.78  $  0.63    $  2.19   $  1.85
                                                                    =======  =======    =======   =======

    Net earnings per share (excluding branch sale) - fully diluted      N/A      N/A    $  2.08       N/A
                                                                    =======  =======    =======   =======